UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2013

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On May 28, 2013, Sucampo Pharmaceuticals, Inc. (the “Company”) entered into a consulting agreement with Gayle R. Dolecek, P.D., who resigned from his position as Executive Advisor, Research and Development Affairs of the Company and his employment at the Company, effective May 31, 2013.  He will remain as a class 2 member of the board of directors of the Company.

Under the terms of the consulting agreement, Dr. Dolecek will, in addition to his services as a board member, provide research and development services to the Company from June 1, 2013 until May 31, 2014 at a certain number of hours per month and at a fixed amount of $170,000.

Exhibit Consulting Agreement.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit relating to Item 1.01 shall be deemed to be furnished, and not filed:

99.1           Consulting Agreement with Gayle R. Dolecek, P.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date: May 31, 2013	By:	/s/ Thomas J. Knapp
		Name:	Thomas J. Knapp
		Title:	EVP, Chief Legal Officer and Corporate Secretary